Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Bolt Technology Corporation

Norwalk, Connecticut

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Bolt Technology Corporation of our reports dated September 13, 2012 relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Bolt Technology Corporation for the year ended June 30, 2012.

/s/ McGladrey LLP

Stamford, Connecticut
November 29, 2012